UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) November 6, 2008
Sparton Corporation
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-1000	38-1054690

(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street, Jackson, Michigan	49202

(Address of Principal Executive Offices)	(Zip Code)
(517) 787-8600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     On November 6, 2008 Sparton Corporation, an Ohio Corporation (the “Company”), received written notice from NYSE Regulation, Inc. (“NYSE Regulation”) that it had determined that the Company does not currently comply with the New York Stock Exchange (the “NYSE”) continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s market capitalization was less than $25 million over a consecutive 30 trading-day period.
     Under applicable NYSE procedures, the Company has 10 days from the receipt of the Notice to submit a request for a review by a Committee of the Board of Directors of NYSE Regulation. At this time, the Company expects to submit a request for a review of the determination by NYSE Regulation.
     NYSE Regulation has advised the Company that it can expect to continue to trade on the NYSE during the appeals process, subject to ongoing monitoring. NYSE Regulation noted, however, that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.
     As required under NYSE rules, the Company issued a Press Release on November 6, 2008 announcing that it had received the Notice.
     The foregoing description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS & EXHIBITS
     (d) Exhibits.

Exhibit 99.1	Press Release dated November 6, 2008 issued by Sparton Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
SPARTON CORPORATION

/s/	Richard L. Langley

Richard L. Langley Chief Executive Officer November 6, 2008

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 6, 2008 issued by Sparton Corporation.